SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                               September 29, 1998

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                         THERMO BIOANALYSIS CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-12179                          85-0429899
(State or other               (Commission                   (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)



504 Airport Road
Santa Fe, New Mexico                                             87504-2108
(Address of principal executive offices)                         (Zip Code)


                                 (505) 471-3232
                         (Registrant's telephone number
                              including area code)


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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Risk Factors" included in Thermo BioAnalysis Corporation's Registration Statement on Form S-1 (File No. 333-52445), filed
with  the   Securities  and  Exchange   Commission.   These  include  risks  and
uncertainties   relating  to:  Thermo  BioAnalysis   Corporation's   acquisition
strategy, intense competition, rapid and significant technological change, uncertainty of market acceptance of new products, dependence on capital spending
policies  and   government   funding,   potential   fluctuations   in  quarterly
performance, international operations, dependence on patents and proprietary rights, dependence on regulatory approvals, patient reimbursement, potential product liability, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On  September   29,  1998,   Thermo   BioAnalysis   Corporation   ("Thermo
BioAnalysis") issued a press release announcing that it will record approximately $4.1 million in pretax restructuring and other charges in the third quarter, ending October 3, 1998. These charges are related to approximately $1.1 million in severance costs resulting from a reduction in its workforce by approximately seven percent (105 employees). In addition, Thermo BioAnalysis will record approximately $3 million in inventory write-downs and facility-closing costs. These charges will reduce third quarter 1998 diluted earnings per share by approximately $.11. Thermo BioAnalysis estimates that these actions will result in 1999 operating savings of approximately $1.6 million.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of September, 1998.



                                    THERMO BIOANALYSIS CORPORATION


                                    By:  /s/ Kenneth J. Apicerno
                                          Kenneth J. Apicerno
                                          Treasurer